EXHIBIT 10.1
                                    AGREEMENT


BETWEEN:

Thermo  Tech  Technologies,  Inc.  (TTTI)

204-195  County  Court  Blvd.
Brampton  Ontario
Canada  L6W  4P7

(Herein  referred  to  as  TTTI)

AND

Planet  Earth  Operating  Services  Inc.  (PEOSI)

20436  Fraser  Highway
Langly,  BC
Canada  V3A4G2

(Herein  referred  to  as  PEOSI)

IN  RESPECT  TO:

Operations  for  the  Thermo  Master  plant  -  Hamilton,  Ontario

WHEREAS:

The parties wish to enter into an agreement with respect to the completion of the Hamilton Bio Conversion Inc. facility and its ongoing operations. The parties recognize that:

A) PEOSI are able to deliver a range of services to meet the stated goals of the agreement, which will bring existing operations in line with projected functions and revenue generation.


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B)   TTI  desired to access the services as anticipated in Recital A and thereby complete construction and bring the Hamilton plant to operation in its expanded and upgraded format as a 1200 ton capacity plant.

Articles  1  Services:

PEOSI will complete all construction related to the upgrade and expansion of Hamilton Bio Conversion Inc. to a status of a Thermo Master Mark III plant and bring that plant into full operations at 1200 ton capacity.

1.2. PEOSI will operate Hamilton Bio Conversion Inc. to meet agreed budgeted operating projections and performance such that;

1.2.1. Hamilton Bio Conversion Inc. will be brought to a position of delivering a net profit on or before April 1st 2002. If these objectives could not be achieved by April 1st, 2002, TTTI will have the option to suspend operations of Hamilton Plant beyond April 1st 2002. As a result all service/operational agreements with PEOSI will be suspended without any claims against TTTI.

1.2.2. Thermo Tech Technologies Inc. Canadian and North American operations will be brought to a position of net profit on or before 1st April 2002. If these objectives could not be achieved by April 1st 2002, TTTI will have option to suspend Canadian and North American operations beyond April 1st 2002. As a result all services/operational agreements with PEOSI will be suspended without any claims against TTTI.

1.2.3. Performance outline herein shall not exclude any costs related to the following obligations of TTTI in the conduct of its business as a public company.

Cost  of  annual  audit*.

Cost  of  the  preparation  of  the  Annual  General  meeting of shareholders *.

Cost  of  legal  services*.


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Cost  of  promotional  and  public  relations,  including  news  releases  and promotional  materials  supplied  by  PEOSI*.

*Relevant to Canadian operations only, until such time as Hamilton Bio Conversions Inc. is at a profit at which time these cost will be paid from said profit.

1.2.4 Beyond April 1st 2002, if Hamilton Bio Conversions, Inc. is not running at a profit and TTTI determines that it is not viable to continue operation in Canada and North America, TTTI will have the option to cancel all operating and service contracts with PEOSI without any recourse from PEOSI.

Article  2,  Payment  for  services  supplied  by  PEOSI.

2.1 TTTI will provide to PEOSI a payment in advance of Eleven Million Eight hundred Seventy Five Thousand US Dollars (US$ 11,875,000).

2.2 TTTI will provide said payment to PEOSI in the form of a convertible debenture in the amount of US$ 11,875,000, convertible to 475,000,000 common shares of the stock of Thermo Tech Technologies Inc.

2.3. The convertible debenture shall be prepared as a separate document but is recognized by the parties to be an integral part of this agreement.

Article  3.  Additional  Conditions.

3.1. Upon entering the agreement PEOSI becomes responsible, for all liens, mortgages, Pledges, loans or encumbrances of any kind, past or present or future on Hamilton Bio Conversions Inc., except the outstanding General Security Agreement and Option Agreement on the Hamilton Bio Conversion Inc., Land, Building and Equipment.

3.2. PEOSI is responsible for Hamilton Bio Conversion Inc., and Thermo Tech Technologies Inc. and all subsidiaries in Canada and North America, for all past and present encumbrances and future encumbrances for 1 year as outlined in article  1  and  2,  for  above,  for  the  U.S.  $  11,875,000.


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3.3.  This  agreement  does  not  allow  PEOSI to take out any liens, mortgages, pledges, loans etc. against Hamilton Bio Conversions Inc., or any of the associated operations.

3.4 PEOSI is responsible for bringing Hamilton Bio Conversions Inc. to a Net Profit situation and no further funds will be required for this purpose.

3.5 Upon entering the agreement PEOSI becomes responsible, for all liens, mortgages, pledges, loans or encumbrances of any kind, past or present and future on Richmond Bio Conversion Inc., except the outstanding General Security Agreement and Option Agreement on the Richmond Bio Conversion Inc., Land and Building. Richmond Bio Conversion Inc., can be dismantled and shipped to Malaysia and thereafter put into operation, and all cost incurred for dismantling, shipping, installation and commissioning will be at the expense of Thermo Tech Technologies, Malaysia.

3.6 In consideration of this agreement TTTI will support PEOSI option to purchase the land associated with Richmond Bio Conversion Inc. at fair market value.

This agreement was completed and signed by the parties on this 16th of March, 2001.

For Thermo Tech(TM) Technologies Inc.


/S/  Ismail M. Radi
-------------------------
     Ismail M. Radi
     CEO

For Planet Earth Operating Services Inc.

/S/  Rowland  Wallenius
-------------------------
     Rowland  Wallenius
     President


29th January 2001
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